EXHIBIT 99.1

NEWS RELEASE
SanDisk Corporation
951 SanDisk Drive
Milpitas, CA 95035-7932
Phone: 408-801-1000

SANDISK ANNOUNCES FOURTH QUARTER AND FISCAL 2013 RESULTS

Delivers Record Annual Revenue and Operating Cash Flow

MILPITAS, Calif., Jan 22, 2014 - SanDisk Corporation (NASDAQ: SNDK), a global leader in flash storage solutions, today announced results for the fourth quarter and fiscal year ended December 29, 2013. Fourth quarter revenue of $1.73 billion increased 12 percent on a year-over-year basis and increased 6 percent sequentially. Total revenue for fiscal 2013 of $6.17 billion increased 22 percent from $5.05 billion in fiscal 2012.

On a GAAP(1) basis, fourth quarter net income was $338 million, or $1.45 per diluted share, compared to net income of $214 million, or $0.87 per diluted share, in the fourth quarter of fiscal 2012 and $277 million, or $1.18 per diluted share, in the third quarter of fiscal 2013. Net income for fiscal 2013 was $1.04 billion, or $4.34 per diluted share, compared to $417 million, or $1.70 per diluted share in fiscal 2012.

On a non-GAAP(2)(3) basis, fourth quarter net income was $390 million, or $1.71 per diluted share, compared to net income of $257 million, or $1.05 per diluted share, in the fourth quarter of fiscal 2012 and net income of $371 million, or $1.59 per diluted share, in the third quarter of fiscal 2013. Net income for fiscal 2013 was $1.27 billion, or $5.31 per diluted share, compared to $582 million, or $2.38 per diluted share in fiscal 2012. For reconciliation of non-GAAP to GAAP results, see accompanying financial tables and footnotes.

“We delivered outstanding results in the fourth quarter and full year 2013 driven by strong execution and continued favorable portfolio mix shift,” said Sanjay Mehrotra, president and chief executive officer of SanDisk. “Our SSD product revenue set another quarterly record and represented 19 percent of our annual revenue, and we also set a record for annual retail product revenue. SanDisk is enabling the next generation of mobile and enterprise data storage solutions, and we are excited about our prospects for 2014.”

FOURTH QUARTER KEY FINANCIAL METRICS

Metric	GAAP			Non-GAAP
in millions, except percentages and per share amounts	Q413	Q412	Q313	Q413	Q412	Q313
Revenue	$1,728	$1,542	$1,625	$1,728	$1,542	$1,625
Gross Profit	$857	$603	$802	$880	$615	$815
percent of revenue	49.6%	39.1%	49.3%	50.9%	39.9%	50.1%
Operating Income	$507	$336	$408	$556	$368	$533
percent of revenue	29.4%	21.8%	25.1%	32.2%	23.9%	32.8%
Diluted EPS (3)	$1.45	$0.87	$1.18	$1.71	$1.05	$1.59

FISCAL 2013 KEY FINANCIAL METRICS

Metric	GAAP		Non-GAAP
in millions, except percentages and per share amounts	FY13	FY12	FY13	FY12
Revenue	$6,170	$5,053	$6,170	$5,053
Gross Profit	$2,867	$1,683	$2,927	$1,733
percent of revenue	46.5%	33.3%	47.4%	34.3%
Operating Income	$1,562	$696	$1,806	$827
percent of revenue	25.3%	13.8%	29.3%	16.4%
Diluted EPS (3)	$4.34	$1.70	$5.31	$2.38

OTHER HIGHLIGHTS

•	Fourth quarter and fiscal 2013 cash flow from operations set quarterly and annual records of $617 million and $1.86 billion, respectively.

•	SanDisk issued $1.50 billion of 0.5% senior convertible notes during the fourth quarter and repurchased a total of $150 million of stock in conjunction with the offering.

•	SanDisk announced today its first-quarter dividend of $0.225 per share of common stock, payable on February 24, 2014 to shareholders of record as of the close of business on February 3, 2014.

CONFERENCE CALL
SanDisk’s fourth quarter of fiscal 2013 conference call is scheduled for 2:00 P.M., Pacific Time, Wednesday, January 22, 2014. The conference call will be webcast and can be accessed live, and throughout the quarter, at SanDisk’s website at www.sandisk.com/IR. To participate in the call via telephone, the dial-in number is 719-325-4835 and the dial-in password is 8002130. A copy of this press release will be furnished to the Securities and Exchange Commission on a current report on Form 8-K and will be posted to our website prior to the conference call.

ABOUT SANDISK
SanDisk Corporation (NASDAQ: SNDK), a Fortune 500 and S&P 500 company, is a global leader in flash storage solutions. For more than 25 years, SanDisk has expanded the possibilities of storage, providing trusted and innovative products that have transformed the electronics industry. Today, SanDisk’s quality, state-of-the-art solutions are at the heart of many of the world’s largest data centers, and embedded in advanced smart phones, tablets and PCs. SanDisk’s consumer products are available at hundreds of thousands of retail stores worldwide. For more information, visit www.sandisk.com.

© 2014 SanDisk Corporation. All rights reserved. SanDisk is a trademark of SanDisk Corporation, registered in the United States and other countries.

This press release contains certain forward-looking statements, including statements about our business prospects in 2014 and continued favorable portfolio mix shift, that are based on our current expectations and subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate and significantly harm our business, financial condition and results of operations. We undertake no obligation to update the information contained in this press release. Risks that may cause these forward-looking statements to be inaccurate include among others:

•	competitive pricing pressures, resulting in lower average selling prices, lower revenues and lower gross margins;

•
inability to continue to penetrate the client and enterprise SSD markets, the failure of existing markets for flash memory to grow, or failure to maintain or improve our position in any of these markets;

•
potential delays in product development or lack of customer acceptance of our solutions, particularly OEM products such as our embedded flash storage solutions, and client and enterprise SSD solutions;

•	delays in the successful integration of SMART Storage Systems and our inability to achieve the expected benefits from the acquisition in a timely manner, or at all;

•	inability to enhance current products or develop new products on a timely basis or in advance of our competitors; and

•
the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Quarterly Report on Form 10-Q for the third fiscal quarter ended September 29, 2013.

(1)	GAAP represents U.S. Generally Accepted Accounting Principles.

(2)
Non-GAAP represents GAAP excluding the impact of share-based compensation, amortization of acquisition-related intangible assets, impairment of acquisition-related intangible assets, non-cash economic interest expense associated with our convertible debt and related tax adjustments.

(3)	Non-GAAP diluted shares include the impact of offsetting shares from the call option related to the 1.5% Sr. Convertible Notes due 2017 and the impact of share-based compensation.

# # # # #

Investor Contacts:
Jay Iyer
408-801-2067
jay.iyer@sandisk.com

Brendan Lahiff
408-801-1732
brendan.lahiff@sandisk.com

Media Contact:
Lee Garvin Flanagin
408-801-2463
lee.flanagin@sandisk.com

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended		Twelve months ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012

Revenues	$1,727,858	$1,541,503	$6,170,003	$5,052,509

Cost of revenues	851,087	928,661	3,252,988	3,326,747
Amortization of acquisition-related intangible assets	19,616	9,830	49,532	42,542
Total cost of revenues	870,703	938,491	3,302,520	3,369,289
Gross profit	857,155	603,012	2,867,483	1,683,220

Operating expenses:
Research and development	215,281	159,075	742,268	602,765
Sales and marketing	81,347	64,820	276,312	224,054
General and administrative	51,158	39,913	192,310	150,401
Amortization of acquisition-related intangible assets	1,956	2,369	11,155	9,045
Impairment of acquisition-related intangible assets	—	860	83,228	860
Total operating expenses	349,742	267,037	1,305,273	987,125
Operating income	507,413	335,975	1,562,210	696,095
Other income (expense), net	(12,171)	(12,971)	(46,061)	(69,179)
Income before income taxes	495,242	323,004	1,516,149	626,916
Provision for income taxes	157,462	109,461	473,492	209,512
Net income	$337,780	$213,543	$1,042,657	$417,404

Net income per share:
Basic	$1.50	$0.88	$4.44	$1.72
Diluted	$1.45	$0.87	$4.34	$1.70

Shares used in computing net income per share:
Basic	225,252	241,451	234,886	242,076
Diluted	232,812	244,161	240,236	245,253

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, except per share data, unaudited)

	Three months ended		Twelve months ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
SUMMARY RECONCILIATION OF NET INCOME
GAAP NET INCOME	$337,780	$213,543	$1,042,657	$417,404
Share-based compensation (a)	27,431	19,160	99,756	78,443
Amortization of acquisition-related intangible assets (b)	21,572	12,199	60,687	51,587
Impairment of acquisition-related intangible assets (c)	—	860	83,228	860
Convertible debt interest (d)	17,402	23,036	67,604	89,963
Income tax adjustments (e)	(13,840)	(11,582)	(86,971)	(55,848)
NON-GAAP NET INCOME	$390,345	$257,216	$1,266,961	$582,409

GAAP COST OF REVENUES	$870,703	$938,491	$3,302,520	$3,369,289
Share-based compensation (a)	(2,940)	(2,070)	(9,820)	(7,459)
Amortization of acquisition-related intangible assets (b)	(19,616)	(9,830)	(49,532)	(42,542)
NON-GAAP COST OF REVENUES	$848,147	$926,591	$3,243,168	$3,319,288

GAAP GROSS PROFIT	$857,155	$603,012	$2,867,483	$1,683,220
Share-based compensation (a)	2,940	2,070	9,820	7,459
Amortization of acquisition-related intangible assets (b)	19,616	9,830	49,532	42,542
NON-GAAP GROSS PROFIT	$879,711	$614,912	$2,926,835	$1,733,221

GAAP RESEARCH AND DEVELOPMENT EXPENSES	$215,281	$159,075	$742,268	$602,765
Share-based compensation (a)	(14,035)	(9,981)	(51,521)	(41,010)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$201,246	$149,094	$690,747	$561,755

GAAP SALES AND MARKETING EXPENSES	$81,347	$64,820	$276,312	$224,054
Share-based compensation (a)	(5,380)	(3,528)	(19,193)	(14,585)
NON-GAAP SALES AND MARKETING EXPENSES	$75,967	$61,292	$257,119	$209,469

GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$51,158	$39,913	$192,310	$150,401
Share-based compensation (a)	(5,076)	(3,581)	(19,222)	(15,389)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$46,082	$36,332	$173,088	$135,012

GAAP TOTAL OPERATING EXPENSES	$349,742	$267,037	$1,305,273	$987,125
Share-based compensation (a)	(24,491)	(17,090)	(89,936)	(70,984)
Amortization of acquisition-related intangible assets (b)	(1,956)	(2,369)	(11,155)	(9,045)
Impairment of acquisition-related intangible assets (c)	—	(860)	(83,228)	(860)
NON-GAAP TOTAL OPERATING EXPENSES	$323,295	$246,718	$1,120,954	$906,236

GAAP OPERATING INCOME	$507,413	$335,975	$1,562,210	$696,095
Cost of revenues adjustments (a) (b)	22,556	11,900	59,352	50,001
Operating expense adjustments (a) (b) (c)	26,447	20,319	184,319	80,889
NON-GAAP OPERATING INCOME	$556,416	$368,194	$1,805,881	$826,985

GAAP OTHER INCOME (EXPENSE), NET	$(12,171)	$(12,971)	$(46,061)	$(69,179)
Convertible debt interest (d)	17,402	23,036	67,604	89,963
NON-GAAP OTHER INCOME (EXPENSE), NET	$5,231	$10,065	$21,543	$20,784

GAAP NET INCOME	$337,780	$213,543	$1,042,657	$417,404
Cost of revenues adjustments (a) (b)	22,556	11,900	59,352	50,001
Operating expense adjustments (a) (b) (c)	26,447	20,319	184,319	80,889
Other income (expense) adjustments (d)	17,402	23,036	67,604	89,963
Income tax adjustments (e)	(13,840)	(11,582)	(86,971)	(55,848)
NON-GAAP NET INCOME	$390,345	$257,216	$1,266,961	$582,409

Diluted net income per share:
GAAP	$1.45	$0.87	$4.34	$1.70
Non-GAAP	$1.71	$1.05	$5.31	$2.38

Shares used in computing diluted net income per share:
GAAP	232,812	244,161	240,236	245,253
Non-GAAP (f)	228,829	244,081	238,419	245,199

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, unaudited)

	Three months ended		Twelve months ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
SUMMARY RECONCILIATION OF DILUTED SHARES
GAAP	232,812	244,161	240,236	245,253
Adjustments for share-based compensation	358	(80)	271	(54)
Offsetting shares from call option	(4,341)	—	(2,088)	—
Non-GAAP (f)	228,829	244,081	238,419	245,199

(1)
To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income and net income per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because they are consistent with the financial models and estimates published by many analysts who follow us. For example, because the non-GAAP results exclude the expenses we recorded for share-based compensation, amortization of acquisition-related intangible assets related to acquisitions of Matrix Semiconductor, Inc. in January 2006, Pliant Technology, Inc. in May 2011, FlashSoft Corporation in February 2012, Schooner Information Technology, Inc. in June 2012 and SMART Storage Systems in August 2013, impairment of acquisition-related intangible assets, non-cash economic interest expense associated with the convertible debt and related tax adjustments, we believe the inclusion of non-GAAP financial measures provides consistency in our financial reporting. In addition, our non-GAAP diluted shares include the impact of the call option which, when exercised, will offset the issuance of dilutive shares from the 1.5% Sr. Convertible Notes due 2017, while the GAAP diluted shares exclude the anti-dilutive impact of this call option. These non-GAAP results are some of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods. Further, management uses non-GAAP information that excludes certain non-cash charges, such as amortization of acquisition-related intangible assets, impairment of acquisition-related intangible assets, share-based compensation, non-cash economic interest expense associated with the convertible debt and related tax adjustments, as these non-GAAP charges do not reflect the cash operating results of the business or the ongoing results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies.

(a)	Share-based compensation expense.

(b)
Amortization of acquisition-related intangible assets, primarily core technology, developed technology, customer relationships and trademarks related to the acquisitions of Matrix Semiconductor, Inc. (January 2006), Pliant Technology, Inc. (May 2011), FlashSoft Corporation (February 2012), Schooner Information Technology, Inc. (June 2012) and SMART Storage Systems (August 2013).

(c)	Impairment of acquisition-related intangible assets and in-process research and development related to the Schooner Information Technology, Inc. and Pliant Technology, Inc. acquisitions.

(d)
Incremental interest expense relating to the non-cash economic interest expense associated with the 1% Sr. Convertible Notes due 2013, 1.5% Sr. Convertible Notes due 2017, and 0.5% Sr. Convertible Notes due 2020.

(e)	Income taxes associated with certain non-GAAP to GAAP adjustments.

(f)	Non-GAAP diluted shares include the impact of offsetting shares from the call option related to the 1.5% Sr. Convertible Notes due 2017 and the impact of share-based compensation.

SanDisk Corporation
Preliminary Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 29, 2013	December 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$986,246	$995,470
Short-term marketable securities	1,919,611	1,880,034
Accounts receivable, net	682,809	626,025
Inventory	756,975	750,075
Deferred taxes	138,192	93,877
Other current assets	166,885	260,879
Total current assets	4,650,718	4,606,360
Long-term marketable securities	3,179,471	2,835,931
Property and equipment, net	655,794	665,542
Notes receivable and investments in Flash Ventures	1,134,620	1,460,112
Deferred taxes	134,669	168,718
Goodwill	318,111	201,735
Intangible assets, net	247,904	246,919
Other non-current assets	167,430	153,810
Total assets	$10,488,717	$10,339,127

LIABILITIES
Current liabilities:
Accounts payable trade	$282,582	$254,459
Accounts payable to related parties	146,964	214,806
Convertible short-term debt	—	906,708
Other current accrued liabilities	509,732	257,539
Deferred income on shipments to distributors and retailers and deferred revenue	291,302	248,155
Total current liabilities	1,230,580	1,881,667
Convertible long-term debt	1,985,363	789,913
Non-current liabilities	307,083	407,947
Total liabilities	3,523,026	3,079,527

EQUITY
Stockholders’ equity:
Common stock	5,040,242	5,027,512
Retained earnings	2,004,089	2,071,268
Accumulated other comprehensive income (loss)	(76,459)	165,121
Total stockholders’ equity	6,967,872	7,263,901
Non-controlling interests	(2,181)	(4,301)
Total equity	6,965,691	7,259,600
Total liabilities and equity	$10,488,717	$10,339,127

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three months ended		Twelve months ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
Cash flows from operating activities:
Net income	$337,780	$213,543	$1,042,657	$417,404
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred taxes	(52,727)	24,814	527	34,368
Depreciation	60,472	49,478	226,334	161,949
Amortization	65,775	64,273	237,731	254,352
Provision for doubtful accounts	1,669	1,382	2,167	1,452
Share-based compensation expense	27,431	19,160	99,756	78,443
Excess tax benefit from share-based plans	(7,299)	(1,899)	(27,198)	(16,015)
Impairment and other	(697)	(3,094)	75,561	(17,350)
Other non-operating	(1,566)	528	(792)	9,424
Changes in operating assets and liabilities:
Accounts receivable, net	624	(124,151)	(51,125)	(68,070)
Inventory	19,214	102,534	23,310	(71,260)
Other assets	170,806	(119,966)	147,713	(84,579)
Accounts payable trade	(65,817)	(63,888)	16,377	(4,124)
Accounts payable to related parties	(16,867)	(11,330)	(67,842)	(61,469)
Other liabilities	78,017	164,242	138,496	(104,671)
Total adjustments	279,035	102,083	821,015	112,450
Net cash provided by operating activities	616,815	315,626	1,863,672	529,854

Cash flows from investing activities:
Purchases of short and long-term marketable securities	(2,421,041)	(1,228,496)	(4,925,520)	(3,178,660)
Proceeds from sales of short and long-term marketable securities	576,178	613,799	3,701,528	2,197,302
Proceeds from maturities of short and long-term marketable securities	117,300	171,585	751,900	650,060
Acquisition of property and equipment, net	(42,700)	(105,341)	(213,415)	(487,973)
Investment in Flash Ventures	(12,342)	—	(12,342)	(50,439)
Notes receivable issuances to Flash Ventures	(37,099)	—	(37,099)	(142,316)
Notes receivable proceeds from Flash Ventures	51,377	153,413	124,765	511,289
Purchased technology and other assets	884	(3,755)	(8,377)	(4,000)
Acquisitions, net of cash acquired	—	(212)	(304,320)	(69,629)
Net cash used in investing activities	(1,767,443)	(399,007)	(922,880)	(574,366)

Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	1,483,125	—	1,483,125	—
Purchase of convertible bond hedge	(331,650)	—	(331,650)	—
Proceeds from sale of warrants	217,800	—	217,800	—
Repayment of debt financing	—	—	(928,061)	—
Distribution to non-controlling interests	—	—	(87)	—
Proceeds from employee stock programs	59,992	8,532	266,044	86,302
Excess tax benefit from share-based plans	7,299	1,899	27,198	16,015
Dividends paid	(50,553)	—	(101,191)	—
Share repurchase program	(150,000)	(38,577)	(1,589,539)	(230,081)
Net cash received for share repurchase contracts	—	—	—	2,675
Net cash provided by (used in) financing activities	1,236,013	(28,146)	(956,361)	(125,089)
Effect of changes in foreign currency exchange rates on cash	(1,904)	(3,488)	6,345	(2,425)
Net increase (decrease) in cash and cash equivalents	83,481	(115,015)	(9,224)	(172,026)
Cash and cash equivalents at beginning of period	902,765	1,110,485	995,470	1,167,496
Cash and cash equivalents at end of period	$986,246	$995,470	$986,246	$995,470